Exhibit 99.1

CIMG Inc. entered into a Business Cooperation Intent Agreement with Shanghai Huomao Cultural Development Co., Ltd.

Beijing, China, March 19, 2025 — CIMG Inc. (“CIMG” or the “Company”) (NASDAQ: IMG), a company with a heritage in specialty coffee and an emerging business in broader consumer food and beverage products, today announced that its wholly-owned subsidiary in China, Zhongyan Shangyue Technology Co., Ltd., has signed a Business Cooperation Intent Agreement with Shanghai Huomao Cultural Development Co., Ltd. (“Huomao”). In the future, both parties of the agreement will jointly operate Huomao’s liquor industry and the dendrobium industry.

Shanghai Huomao Cultural Development Co., Ltd. owns the premium Chinese liquor brand Huomao. Huomao redefines the drinking experience of high-end Chinese liquor through its unique brewing technology, offering a premium choice for global Chinese liquor enthusiasts that emphasizes the importance of both health and enjoyment. Pursuant to the agreement, three shareholders of Huomao intend to transfer an aggregate of 51% of their equity interest in Huomao to Zhongyan (the “Transfer”) in exchange for 200,000 shares of CIMG’s common stock, par value $0.00001 per share (“Common Stock”), to be issued to the designated parties. The Common Stock shall be subject to a six-month lock-up period. The parties to the Agreement plan to consummate the Transfer within 15 calendar days from the date of the Agreement.

The Company also agreed to appoint Mr. Xiaocheng Hao as the Chief Executive Officer of Shanghai Huomao Cultural Development Co., Ltd. after the acquisition.

Furthermore, the parties propose that CIMG grant incentive shares to Huomao’s employees based on Huomao’s sales performance following the completion of the Transfer, with the specific performance criteria and the terms of such incentive share grants to be determined through future agreements.

Mr. Hao is 46 years old and holds a bachelor’s degree in business administration from Central South University of Finance and Economics and a master’s degree of business administration from Southwest Jiaotong University in China. He has held sales and management positions in multiple listed companies, with over 20 years of experience in sales and management.

Ms. Jianshang Wang, Chief Executive Officer and Chairman of the Board of Directors of CIMG, remarked: “This cooperation will further expand our business footprint in the realm of comprehensive health industry, enhance the construction of the industry ecosystem, and foster the growth of the Company’s performance.”

About CIMG Inc.

CIMG Inc. is a digital marketing, sales and distribution company for various consumer products with focuses on food and beverages. Dedicated to reshaping digital marketing and distribution through technological applications, the Company endeavors to create greater commercial value for its business partners, thereby enhancing its own enterprise value and increasing shareholders’ value. The Company has a professional branding and marketing management system that can quickly help partners to enterprises achieve their connection, management, and operation of marketing channels globally.

The Company’s products include Maca Peptide coffee, Maca Noni beverages, Maca purified powder, Qian Mao wine, and the brand of Coco-mango.

Forward-Looking Statements

This press release contains information about the Company’s view of its future expectations, plans and prospects that constitute forward-looking statements. Actual results may differ materially from historical results or those indicated by these forward-looking statements as a result of a variety of factors including, but not limited to, risks and uncertainties associated with its ability to raise additional funding, its ability to maintain and grow its business, variability of operating results, its ability to maintain and enhance its brand, its development and introduction of new products and services, the successful integration of acquired companies, technologies and assets into its portfolio of products and services, marketing and other business development initiatives, competition in the industry, general government regulation, economic conditions, dependence on key personnel, the ability to attract, hire and retain personnel who possess the technical skills and experience necessary for its operations, and its ability to protect its intellectual property. The Company encourages you to review other factors that may affect its future results in the Company’s annual reports and in its other filings with the Securities and Exchange Commission.

For more information, please contact:

http://www.ccmg.tech

ir@ccmg.tech